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                                                                  Exhibit (s)(b)
                                POWER OF ATTORNEY


     We, the undersigned Trustees of Eaton Vance Prime Rate Reserves, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-2 filed by Eaton Vance Prime Rate Reserves with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.


SIGNATURE                             TITLE                        DATE
---------                             -----                        ----


/s/ Jessica M. Bibliowicz           Trustee                    November 16, 1998
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Jessica M. Bibliowicz


/s/ Lynn A. Stout                   Trustee                    November 16, 1998
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Lynn A. Stout